UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 18, 2024

BANCORP 34, INC.

(Exact name of registrant as specified in its charter)

Maryland	333-273901	74-2819148
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8777 E. Hartford Drive, Suite 100

Scottsdale, Arizona 85255

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (623) 334-6064

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR § 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR § 240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

As previously disclosed in the Current Report on Form 8-K of Bancorp 34, Inc. (the “Company”) filed on April 5, 2024, James T. Crotty, the Chief Executive Officer of the Company and Southwest Heritage Bank (the “Bank”), resigned from those positions as well as from his positions as a member of the boards of directors of the Company and the Bank, effective immediately. Mr. Crotty’s resignation was not the result of a disagreement with the Company or the Bank on any matter relating to the Company’s or the Bank’s operations, policies or practices.

In connection with Mr. Crotty’s resignation, the Company subsequently entered into a Separation Agreement and Release with Mr. Crotty on April 18, 2024 (the “Separation Agreement”). In addition to all accrued salary or wages due to Mr. Crotty up to the termination of his employment and for 30 days thereafter, the Separation Agreement entitles Mr. Crotty to a cash payment equal to $320,000 and a pro-rated cash bonus in the amount of $22,500. The Separation Agreement also specifies that the Company will, for up to 18 months, pay its portion of Mr. Crotty’s premiums for COBRA coverage equal to the portion paid by the Company immediately prior to Mr. Crotty’s termination. The Separation Agreement also entitles Mr. Crotty to all remaining installments of a retention bonus provided in Mr. Crotty’s prior employment agreements totaling $80,000. Under the Separation Agreement, Mr. Crotty is also entitled to reimbursement of his attorneys’ fees incurred in connection with the review of the Separation Agreement in the amount of $3,500. Finally, the Separation Agreement (a) waives a non-competition provision to which Mr. Crotty would have been subject under the terms of his employment agreement, (b) accelerates the vesting of 18,600 previously unvested stock options held by Mr. Crotty, (c) extends the period in which Mr. Crotty may exercise those options, together with 17,400 previously vested stock options, to April 1, 2025 and (d) accelerates the vesting of 5,289 previously unvested shares of restricted stock held by Mr. Crotty.

The Separation Agreement includes a release of Mr. Crotty's claims in favor of the Bank and its affiliates.

Also, as previously disclosed in the Company’s Current Report on Form 8-K filed on April 5, 2024, Ciaran McMullan was appointed as Chairman and Chief Executive Officer of the Company and the Bank effective as of April 1, 2024.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Index of Exhibits

Exhibit No.	Description
10.1	Separation and Release Agreement by and among Southwest Heritage Bank, Bancorp 34, Inc. and James Crotty dated as of April 18, 2024.
104	The cover page from this Current Report on Form 8-K, formatted in Inline XBRL.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BANCORP 34, INC.

By:	/s/ Kevin Vaughn
Kevin Vaughn
SVP, Chief Financial Officer

Dated:	April 24, 2024